Exhibit 4.8

                            American Bio Medica Corp.

                              STOCK GRANT AGREEMENT


THIS STOCK GRANT AGREEMENT (this "Agreement") is entered into by BARRETTO PACIFIC CORPORATION (the "Grantee") and American Bio Medica Corp. (the "Company"). This Agreement is entered into in connection with the Grantee's receipt of securities of Company, and is a condition to the issuance by the Company of such securities as contemplated herein.

1. Securities Granted. Company hereby grants to Grantee seventy five thousand (75,000) shares of the Company's $0.01 par value common stock (such shares and any securities which may be issued to Grantee with respect to such shares, whether pursuant to a stock split, stock dividend, or otherwise, are referred to herein as the "Securities"). The Securities are being granted to Grantee as compensation for the services to be provided by Grantee to the Company pursuant to that certain Services Agreement effective September 7, 2005 by and between the Grantee and the Company (the "Services Agreement"), which is attached hereto and incorporated herein by reference.

2. Delivery of Stock Certificate. Promptly after execution of this Agreement by the Grantee and the Company, a certificate representing the Securities will be issued and registered in the name of the Grantee and delivered to the Company. As set forth in the Services Agreement, Company shall temporarily retain possession of the certificate.

3.   Investment Intent. Grantee represents and warrants to Company as follows:

(a) Grantee has been advised that (i) the grant of the Securities to Grantee has not been registered under the Securities Act of 1933 ( the "Act") on the grounds, among others, that (i) it will be exempt from registration under Section 4(2) of the Act as a transaction not involving a public offering; (ii) reliance upon such exemption or exemptions is predicated in part on Grantee's representation that Grantee is acquiring such Securities for investment for Grantee's own account with no present intention of dividing Grantee's participation with others or reselling or otherwise distributing the same, and the Grantee alone shall have the full legal and equitable right, title and interest in the Securities; and (iii) Grantee's representations, including the foregoing, are essential to the reliance of the Company upon exemptions from registration or qualifications of this transaction or the Securities under applicable state securities laws.

(b) Grantee understands that the effect and intent of Grantee's representations in subparagraph 3(a) above to be that Grantee does not presently contemplate the disposal of all or any part of the Securities, and that at such time as Grantee determines to dispose of all or any part of the Securities, Grantee understands that Grantee must first notify the Company, and that the Company may require an opinion of its attorney, of Grantee's attorney, or both, that such disposition will not negate Grantee's intent as expressed herein, and that in view of the exemption claimed, such disposition will be permissible.

(c) Grantee understands that the subsequent transfer of the Securities will be restricted, and that the effect of the restrictions on the transfer of the Securities include the facts, among others, that (i) Grantee will not have liquidity with respect to the Securities for an indefinite period of time and in no event less than one year from the date of grant, and (ii) Grantee will be unable to sell, encumber or otherwise transfer the Securities unless there is an effective registration statement covering such disposition under the Act, and effective registrations and qualifications under applicable state law, or exemptions from such registrations or qualifications under the Act and state law are applicable.

(d) Grantee recognizes that the Securities are a long-term investment. Grantee has a financial net worth or anticipated income such that a sale of such Securities need not be made in the foreseeable future to satisfy any financial obligation of which Grantee is or which Grantee contemplates Grantee will become subject.

(e) Grantee understands that exemptions from the registration and qualification requirements, as referred to in subparagraph 3(c) above, may not be available to Grantee, and the Company will have no obligation to assist Grantee in registering or qualifying a disposition of the Securities or in obtaining or establishing an exemption from such a registration or qualification requirements.

(f) Grantee understands that any certificate representing the Securities will bear legends stating in effect that the issuance of the Securities and resale of the Securities have not been registered under the Act or any applicable state securities laws and such legends may refer to the restrictions or transfers and sales contained in this Agreement. Grantee further understands that a stop-transfer restriction may be placed in the books and records of the Company with respect to the Securities.

(g) Grantee's acquisition of the Securities is not the result of any general solicitation or general advertising, including, but not limited to: (i) any advertisement, article, notice or other communication media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4. State of Residence. Grantee represents and warrants to the Company that the Grantee is a corporation governed by the laws of the State of Nevada and that its principal executive offices are located at 1916 Pike Place, Suite 12, Box 8, Seattle, WA 98101.

5.   Representation Regarding Accredited Grantee Status.

(a) Please indicate below whether the Grantee is an "Accredited Investor, " as defined in Rule 501 (a) of Regulation D under the Act:

Yes: |x|

No:  |_|

(b) If the Grantee is an Accredited Investor, this representation is based on the following (please indicate one or more, as applicable):

            |_| (1) The Grantee has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring shares of the Company.

            |x| (2) The Grantee is an entity, all of whose equity owners are accredited investors. (Please provide written representation of accredited investor status from each equity owner using Attachment A hereto.)

            |_| (3) The Grantee otherwise qualifies as an Accredited Investor. (Please explain qualifications):
                                ------------------------------------------------

6. Knowledge and Experience. Grantee represents and warrants to the Company as follows:

(a) Grantee has such knowledge and experience in financial and business maters that Grantee is capable of evaluating the merits and risks of the prospective ownership of the Securities.

(b) Grantee has obtained, to the extent Grantee deems necessary, personal and professional advice with respect to the risks inherent in the ownership of the Securities in light of Grantee's financial condition and investment needs.

(c) Grantee has been given access to full and complete information regarding the Company and has utilized such access to its satisfaction for the purpose of obtaining information; and particularly, Grantee has been given reasonable opportunity to meet with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and the Securities and to obtain any additional information, to the extent reasonably available. Grantee acknowledges that it has had satisfactory opportunity to review and consider all of the Company's publicly available reports and documents filed with the Securities and Exchange Commission to the extent deemed appropriate by the Grantee.

7. Lack of Availability of Rule 144 Under the Act. The Grantee understands and acknowledges that the Company has no obligation to undertake or complete a public sale of the Securities and that the Securities will remain subject to the restrictions on transferability described in this Agreement. The Grantee further understands and acknowledges that although the Company currently files periodic reports with the Securities and Exchange Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it may not be obligated to file such reports at any time in the future. The Grantee also understands that the Company has not agreed to supply such other information as would be required to enable routine sales of the Company's common stock to be made under the provisions of certain rules respecting "restricted securities," including Rule 144 promulgated under the Act by the Securities Exchange Commission. Thus, the Grantee has been informed that the Company is not obligated to make publicly available or to provide the Grantee with the information required by Rule 144.

8. Correctness of Information; Changes. All of the foregoing information which the Grantee has provided concerning Grantee, Grantee's financial position and Grantee's knowledge of financial and business matters, is correct and complete as of the date set forth at the end hereof.

9. Indemnification. Grantee agrees to indemnify the Company against and to hold the Company harmless from any damage, loss, liability, claim or expense including, without limitation, reasonable attorneys' fees, resulting from or arising out of the inaccuracy or alleged inaccuracy of any of the representations, warranties or statements of the Grantee contained in this Agreement, including without limitation any violation or alleged violation of the registration requirements of the Act or applicable state law in connection with any subsequent sale of the Securities by Grantee.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of New York without reference to such state's conflict or choice of law provisions. Actions litigated in connection with this Agreement, if any, shall have their venue exclusively in the state and federal courts located in the State of New York.

11. Additional Information. Grantee shall supply such additional information and documentation relating to Grantee and any persons who have any rights or interest in Grantee as may be requested by the Company in order to ensure compliance by the Company with applicable laws.

12. Successors and Assigns. The representations and warranties made by the Grantee in this Agreement are binding on the Grantee's successors and assigns and are made for the benefit of the Company and any other person who may become liable for violations of applicable securities laws as a result of the inaccuracy or falsity of any of the Grantee's representations or warranties.

13. Counterparts. This Agreement may be executed by the Company and by the Grantee in separate and several counterparts, each of which shall be deemed an original.

14. Entire Agreement; Amendment. This Agreement and the Services Agreement represent the entire agreement of the parties regarding the subject matter hereof and may not be amended by any prior or contemporaneous oral or written representation. This Agreement may be amended only by a writing signed by the party to be charged therewith.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                                 SIGNATURE PAGE



The undersigned have entered into this Stock Grant Agreement as of September 7, 2005.


BARRETTO PACIFIC CORPORATION



By: /s/ Landon Barretto
   -------------------------------
    Landon Barretto, President



         91 - 1629148
   Tax Identification Number




American Bio Medica Corp.





By: /s/ Stan Cipkowski
   -------------------------------
    Stan Cipkowski, Chief Executive Officer



By: /s/ Keith E. Palmer
   -------------------------------
    Keith E. Palmer, Chief Financial Officer

ATTACHMENT A

                  INDIVIDUAL ACCREDITED INVESTOR REPRESENTATION


I, Landon Barretto, the undersigned, am an equity owner in Barretto Pacific Corporation and am making this representation in connection with the issuance of American Bio Medica Corporation common stock to Barretto Pacific Corporation. I am an "Accredited Investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act"). This representation is based on the following (initial one or more, as applicable):


_x__ (i) The undersigned is an individual with a net worth or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such personal property and real estate should be based on the fair market value of such property less any debt secured by such property.)

__x_ (ii) The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

___ (iii) The undersigned is an individual that had with his or her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year



Dated: September 7, 2005
                                            /s/ Landon Barretto
                                            ---------------------------------
                                                Landon Barretto